                                                               Exhibit 10.5

                     SCHEDULE IDENTIFYING OMITTED DOCUMENTS


The only particulars in which the attached document differs from the omitted documents are the date of the Agreement and name of Officer and his address as set forth below


              DATE                                 NAME OF OFFICER
              1/16/90                              G. Arthur Seelbinder
              1/26/95                              Phillip L. Pritchard
              1/16/90                              Glenn W. Cockburn
              10/16/95                             David C. Sevig
              1/16/90                              Margaret A. Epperson


Agreements executed after 1994 omit those portions of Section 1.3 not relevant to earlier years. Agreements executed after September 1995 show the address of the Registrant as 5500 Village Boulevard, West Palm Beach, Florida 33407

                              EMPLOYMENT AGREEMENT

                                   ((Date))


    COOKER RESTAURANT CORPORATION, an Ohio corporation, with its principal place of business at 1530 Bethel Road, Columbus, Ohio 43220 (the "Company"); and ((Name)), who resides at ((Address)) (the "Executive") agree as follows:

                                P R E A M B L E:


    1.   The Executive is employed by the Company.

    2. The Company believes that the Executive's skill and knowledge are important to its continued success.

    3. The Executive desires to be protected from arbitrary dismissal if there is a change in the control of the Company.

    4. The Company believes that the Executive's desire to be so protected is legitimate and that such protection will be in the best interest of the Company and its shareholders because such protection will allow the Company to retain the Executive and will allow the Executive to give advice concerning any prospective change in control without concern for his own interests and with consideration for the best interests of the Company and its shareholders only.

                                   T E R M S:

    SECTION 1.  Effectiveness of this Agreement.

         1.1. Conditions Precedent. This Agreement shall not be effective between the Company and the Executive unless and until a Change in Control of the Company (as defined in Section 1.2 below) has occurred while the Executive is an employee of the Company. Furthermore, this Agreement shall not be effective between the Company and the Executive unless at the time such Change in Control has occurred, the Company has met or exceeded the financial ratio targets set forth in Section 1.3 below.

         1.2. Definition. For the purpose of this Agreement, a Change in Control of the Company has occurred when:

             1.2.1. any person (defined for the purposes of this Section 1.2 to mean any person within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company or an employee benefit plan established by its Board of Directors, acquires, directly or indirectly, the beneficial ownership (determined under Rule 13d-3 of the regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by the Company having 20% or more of the voting power of all of the voting securities issued by the Company in the election of directors at the next meeting of the holders of voting securities to be held for such purpose, and such person acquired such beneficial ownership without the prior consent of the Board of Directors of the Company; or

             1.2.2. a majority of the directors elected at any meeting of the holders of voting securities of the Company are persons who were not nominated for such election by the Board of Directors of the Company or a duly constituted committee of the Board of Directors of the Company having authority in such matters; or

             1.2.3. the Company merges or consolidates with or transfers substantially all of its assets to another person and the Board of Directors does not adopt a resolution, before the Company enters into any agreement for such merger, consolidation or transfer, determining that it is not a Change in Control.

         1.3. Financial Ratio Targets. The financial ratio targets referred to in Section 1.1 above are as follows:

             1.3.1. for a Change in Control in 1990, the Company had a return on assets of 10% in 1989 and a growth in earnings per share in 1989 over 1988 of 15%;

             1.3.2. for a Change in Control in 1991, if the Company had an average annual return on assets in 1989 and 1990 of 10% and an average annual growth in earnings per share for 1990 over 1989 and 1989 over 1988 of 15%; and

             1.3.3. for a Change in Control in 1992 and thereafter, the Company had an average annual return on assets of 10% in the previous three fiscal years and an average annual growth in earnings per share of 15% over such period of time.

             1.3.4. For the purposes of this Section 1.3, return on assets shall be determined by dividing the net earnings of the Company as shown on its audited financial statement for such fiscal year by the sum of (i) its total assets on the last day of the previous fiscal year and (ii) its total assets of the last day of the fiscal year in question, divided by two. Earnings per share shall be as shown on its audited financial statements for such fiscal year.

         1.4. Cancellation of Agreement before Effectiveness. Anything else in this Agreement to the contrary notwithstanding, this Agreement may be cancelled by the Board of Directors of the Company or a duly constituted committee thereof having authority in such matters at any time before the occurrence of a Change in Control and will be cancelled by the termination of the Executive's employment by the Company at any time before the occurrence of a Change in Control for any reason. If this Agreement is so cancelled before the occurrence of a Change in Control, it shall not thereafter become effective between the Company and the Executive.

    SECTION 2.  Employment.

         2.1. Term. The term of employment of the Executive under this Agreement (the "Term of Employment") shall begin upon the first occurrence of a Change in Control after January 16, 1990 (a "Trigger Event"), and shall continue until the last day of the fiscal quarter of the Company ending on or following the fifth anniversary of the date of the occurrence of such Trigger Event.

         2.2. Hiring. The Company hereby agrees to employ Executive during the Term of Employment and the Executive hereby accepts such employment with the Company and agrees to perform his duties as an employee of the Company in accordance with the terms of this Agreement.

         2.3. Duties. During the Term of Employment, the Executive shall have such titles, authorities and responsibilities as he had immediately before the Trigger Event and shall have such additional titles, authority and responsibilities as may be prescribed from time to time by the Board of Directors of the Company.

         2.4. Extent of Service. During the Term of Employment, the Executive shall devote substantially all of his business hours and attention, reasonable vacation time and absences for sickness excepted, to the business of the Company, as necessary to fulfill his duties as an employee of the Company. The Executive shall perform his duties as an employee of the Company with fidelity and to the best of his ability. The Executive's duties under this Section 2.4 shall not be construed to prevent him from acting as a director of other corporations or from engaging in civic, charitable, religious or similar activities.

         2.5. Location. During the Term of Employment, the Executive shall not be required to perform his duties as an employee of the Company at any location other than the location at which he performed his duties as an employee of the Company immediately before the Trigger Event. The Company shall provide the Executive with an office and assistant and clerical employees at such location that are comparable to the office and assistant and clerical employees available to him immediately before the Trigger Event and that are reasonably necessary for him to discharge his duties hereunder. The Company shall not require the Executive to travel away from such location for longer times or greater distances than were required by the Company immediately before the Trigger Event nor are reasonably necessary for him to perform his duties hereunder.

    SECTION 3. Compensation. As consideration for the services rendered by the Executive to the Company hereunder during the Term of Employment, the Company shall pay Executive the types and amounts of compensation as follows:

         3.1. Base Salary. The Company shall pay the Executive a base salary, in monthly or more frequent installments, at not less than the rate that the Executive was receiving immediately before the Trigger Event. Such base salary shall be increased at or before the end of each fiscal year of the Company during the Term of Employment to reflect any increases in the Consumer Price Index (all urban consumers) since the Trigger Event. The Executive shall have the opportunity to receive other increases in his base salary comparable to those awarded to other executives of the Company and commensurate with his title, authority, responsibility, tenure and performance. No such increase shall affect any of the Executive's other rights under this Agreement.

         3.2. Bonus. The Executive shall be eligible to participate on a reasonable basis in bonus, stock option, restricted stock and other incentive compensation plans which provide opportunities to receive compensation which are the greater of the opportunities provided by the Company for executives with comparable duties or the opportunities under any such plans in which he was participating immediately before the Trigger Event.

         3.3. Benefits. The Executive shall have the right to receive vacation, sick pay, life, dental, medical, hospitalization and disability benefits and other fringe benefits and perquisites that are at least as valuable to him as those provided by the Company to the Executive immediately before the Trigger Event or such benefits and perquisites as are provided to other executives of the Company who have similar titles, authorities, responsibilities or base salary to the Executive, if such benefits and perquisites would be more valuable to him.

         3.4. Expenses. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder, including expenses for travel, entertainment and similar items, promptly after the presentation by the Executive, from time to time, of an itemized account of such expenses.

    SECTION 4. Covenant Not to Compete. For so long as the Executive is employed by the Company during the Term of Employment, the Executive shall not engage, directly or indirectly, in the medium priced full service restaurant business (other than as an investor owning less than 5% of the voting securities of any corporation having more than 500 securityholders) within 50 miles of any such restaurant operated by the Company if such activity is reasonably likely to cause material injury to the Company, unless such activity was disclosed to the Board of Directors of the Company before the Trigger Event and the Board of Directors did not disapprove of such activity.

    SECTION 5. Confidential Information. Executive recognizes and acknowledges that the customer lists, trade secrets and proprietary information of the Company ("Confidential Information") are valuable business assets of the Company. Executive shall not, during or after the Term of Employment, disclose any such Confidential Information to any person other than directors, officers, employees, counsel, accountants and agents of the Company and persons, such as suppliers and contractors, to whom such disclosure is made in furtherance of the interests of the Company, nor use any such Confidential Information for his own benefit or the benefit of any person other than the Company if such disclosure or use would cause a material injury to the business of the Company. Upon termination of the Term of Employment or at any subsequent time upon request, Executive will promptly return to the Company all records relating to Confidential Information which are then in his possession. Confidential Information shall not include any information known generally to the public or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that of the Company.

    SECTION 6. Intellectual Property. Executive shall disclose to the Company all methods, systems, designs, inventions, products, writings and other similar items that are related to the business of the Company ("Intellectual Property") invented, developed or created by the Executive with resources provided by the Company and in the ordinary course of his duties hereunder during the Term of Employment, and agrees that all such Intellectual Property shall be the property of the Company. Executive hereby agrees to assign to the Company all of Executive's rights in any such Intellectual Property and agrees to cooperate with the Company in the preparation and filing of such patent applications and other documents as are reasonably necessary to protect the Company's rights in such Intellectual Property.

    SECTION 7.  Termination.

         7.1.  Methods of Termination.

             7.1.1. During the Term of Employment, the employment of the Executive hereunder may only be terminated by:

                 (A)  the death of the Executive;

                 (B) the voluntary retirement or resignation of the Executive, which shall become effective upon the delivery of a notice thereof to the Company or such later date as may be specified in such notice;

                 (C) the determination of the Board of Directors of the Company that the Executive is Permanently and Totally Disabled (as defined in Section 7.2.1 below); or

                 (D) the determination of the Board of Directors of the Company that the Executive has

                      (i) willfully failed to perform material obligations under this Agreement;

                      (ii) committed acts of deliberate dishonesty involving the business of the Company; or

                      (iii) been convicted of a felony involving the business of the Company and all rights of appeal have been exhausted or lapsed and such conviction has not been reversed or vacated.

Such determination may only be made after (A) the Company notifies the Executive of the events or actions that are alleged to constitute the basis for making such determination, (B) the Executive fails to substantially cure his failure or the injury to the business of the Company within thirty (30) days after he receives such notice and (C) the Board of Directors thereafter conducts a hearing on such allegations and failure at which the Executive may present evidence and witnesses on his behalf, be represented by legal counsel and confront his accusers and the witnesses against him. A court may fully review any determination made by the Board of Directors under clauses (c) or
(d) of this Section 7.1.1.

             7.1.2. The Executive is "Permanently and Totally Disabled" for the purposes of this Agreement if he is unable to perform his duties hereunder for a continuous period of six months due to a physical or mental condition that, in the opinion of a licensed physician, will be of indefinite duration or is without a reasonable probability of recovery. The Executive agrees to submit to an examination by a licensed physician of his choice in order to obtain such opinion upon notice by the Company, given after the Executive has been absent from his place of employment for at least six months, that it desires to determine whether or not Executive is Permanently and Totally Disabled. Such examination shall be paid for in advance by the Company. Any physical or mental condition of the Executive that impairs his performance of his duties hereunder, other than being Permanently and Totally Disabled, shall not be the basis for the termination of his employment and shall not affect the Company's obligations hereunder, as the Company has assumed the risk of such physical and mental conditions.

         7.2. Severance Payment. If the employment of the Executive by the Company is terminated by the Company before the end of the Term of Employment and the Board of Directors of the Company has not made a determination as provided in Section 7.1.1(c) or (d) above or if the Executive resigns before the end of the Term of Employment, because he has determined in good faith that his titles, authorities, responsibilities, salary, salary increase and bonus opportunities, benefits or perquisites have been diminished or that an adverse change in his working conditions has occurred or that the Company has breached this Agreement:

             7.2.1. the Company shall pay to the Executive an amount equal to the maximum amount permitted to be paid under Section 280G of the Internal Revenue Code of 1986, as now in effect ("Section 280G"), which would not result in the making of an excess parachute payment, as defined in Section 280G;

             7.2.2. if such payment is not made on the date of such termination or resignation, the amount payable under Section 7.2.1 above shall bear interest at the rate used for discounting payments to present value under
Section 280G;

             7.2.3. the Executive shall be released from any further obligations to the Company under Sections 2.4, 4, 5 and 6 of this Agreement or created by law; and

             7.2.4. any payment made under this Section 7.2 shall be accompanied by a statement signed by an executive officer of the Company setting forth in reasonable detail the amount of such payment and how it was calculated.

         7.3. Effect of Termination. Upon the termination of the employment of the Executive by the Company, whether or not at the end of the Term of Employment, the Company shall pay to the Executive any amounts due to him under
Section 3 for services rendered to the Company before such termination, and shall provide him with all benefits to which he or his beneficiaries are vested under any employee benefit plans in which he participated. Neither the termination of the Executive's employment by the Company nor the end of the Term of Employment shall relieve the Company of its obligations under Sections 7, 8, 9 and 10 of this Agreement which shall continue to be effective in accordance with their terms.

         7.4. Damages. The amounts payable to the Executive under Section 7.2 above are severance pay only and shall not be deemed to be in lieu of any damages payable by the Company to the Executive for wrongful discharge or otherwise. The Executive shall make reasonable efforts to mitigate damages payable to him by the Company for wrongful discharge, breach of this Agreement or other similar causes by seeking other employment; provided, however, that he shall not be required to accept employment of substantially different character than the highest position held by him with the Company or in a different location than the one established under Section 2.5 above. Any compensation or benefits from such other employment shall not reduce the amount payable to the Executive as severance pay under Section 7.2 above.

    SECTION 8. Enforcement Costs. The Company is aware that upon the occurrence of a Change in Control, the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of his rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such expenses. Accordingly, if following a Change in Control, it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits intended to be provided to the Executive hereunder, and that the Executive has complied with all of his obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice at the expense of the Company as provided in this Section 8, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive entering into an attorney-client relationship with such counsel, and in that connection, the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices. The payment of such fees and expenses shall not be contingent upon the success of such counsel.

    SECTION 9. Indemnification. The Company shall indemnify the Executive if he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, partner, joint venturer or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any derivative claim, issue or matter as to which the Executive shall have been adjudged to be liable to the Company unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Executive is fairly and reasonably entitled to indemnify for such expenses. Expenses (including attorneys' fees) incurred in defending any civil or criminal action, suit or proceeding referred to in this Section shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Executive to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in the preceding sentences. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which the Executive may be entitled under the common law, the Ohio General Corporation Law or the Articles of Incorporation or Code of Regulations of the Company or any agreement, vote of its shareholders or directors, or otherwise, both or as to action in his official capacity or as to action in another capacity while holding such office.

    SECTION 10.  General.

         10.1. Payment Obligations. The Company's obligation during and after the Term of Employment to pay the Executive the amounts and to make the arrangements provided herein is absolute and unconditional and shall not be affected by any circumstance, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Company may have against him or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each payment made hereunder by the Company shall be final and the Company will not seek to recover any part of such payment from the Executive or anyone else, for any reason. The Company may withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required by law to withhold.

         10.2. This Agreement. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof. There are no agreements, understandings or representations (oral or written) between the parties hereto relating to the subject matter of this Agreement other than those set forth herein. There are no oral conditions precedent to the effectiveness of this Agreement.

         10.3. Non-Waiver. Neither the failure of nor any delay by any party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement.

         10.4. Waivers; Amendments. No waiver of any right or remedy under this Agreement and no amendment, change or modification of the terms hereof or rescission or termination hereof shall be binding on any party hereto unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

         10.5. Severability. The terms of this Agreement are severable and the invalidity of all or any part of any term of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such term. If any term of this Agreement is so broad as to be unenforceable, such term shall be interpreted to be only so broad as is enforceable.

         10.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Executive and his legal representatives and heirs. If the Company transfers a majority or more of its operating assets to one or more persons who do not assume the Company's obligations under this Agreement by agreement or operation of law, such transfer shall be deemed to be a material breach of this Agreement by the Company. This Agreement shall not be terminated by the dissolution, liquidation or winding up of the Company or by the cessation of its business.

         10.7. Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and deemed to be properly given when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, and addressed to the party to whom it is directed at the address first set forth above. Either party may change his or its address for notices in the manner set forth above.

         10.8. Rules of Construction. In this Agreement, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The names of the parties hereto, the date and the preamble first above written are part of this Agreement. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the terms of this Agreement.

         10.9. Choice of Law. The validity, terms, performance and enforcement of this Agreement shall be governed by those laws of the State of Ohio that are applicable to agreements which are negotiated, executed, delivered and performed solely in the State of Ohio.

         10.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing one or more counterparts.

                              S I G N A T U R E S:


                                        COOKER RESTAURANT CORPORATION



                                        By:__________________________________
                                           ((Signature))
                                           ((Title))




                                        THE EXECUTIVE



                                        _____________________________________
                                        ((Executive))










                                      10